                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Landair Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [LANDAIR CORPORATION LOGO]

                                 April 23, 2001



Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Landair Corporation, you are cordially invited to attend the Annual Meeting of Shareholders on Monday, May 21, 2001, at 9:00 a.m., local time, at the General Morgan Inn & Conference Center, 111 North Main Street, Greeneville, Tennessee.

YOUR VOTE IS IMPORTANT. Therefore, whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy in the envelope provided as promptly as possible. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

I hope you will be able to join us, and we look forward to seeing you in Greeneville.

                                            Sincerely yours,



                                            Scott M. Niswonger
                                            Chairman of the Board
                                            and Chief Executive Officer

                               LANDAIR CORPORATION
                                430 AIRPORT ROAD
                          GREENEVILLE, TENNESSEE 37745

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 21, 2001


To the Shareholders of Landair Corporation:

The Annual Meeting of Shareholders of Landair Corporation (the "Company") will be held on Monday, May 21, 2001, beginning at 9:00 a.m., local time, at the General Morgan Inn & Conference Center, 111 North Main Street, Greeneville, Tennessee.

Attendance at the Annual Meeting will be limited to shareholders, those holding proxies from shareholders and representatives of the press and financial community. If you wish to attend the meeting but your shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

The purposes of this meeting are:

         1. To elect seven members of the Board of Directors with terms expiring at the next Annual Meeting of Shareholders in 2002;

         2. To approve and adopt the First Amendment to the Amended and Restated Non-Employee Director Stock Option Plan;

         3. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company; and

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of the $0.01 par value common stock of the Company of record at the close of business on March 15, 2001 are entitled to notice of and to vote at the Annual Meeting. Shareholders are cordially invited to attend the meeting in person.

SHAREHOLDERS ARE URGED TO EXECUTE THE ENCLOSED PROXY AND RETURN IT PROMPTLY, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. ANY PROXY NOT DELIVERED AT THE MEETING SHOULD BE MAILED TO REACH THE COMPANY'S PROXY TABULATOR, SUNTRUST BANK, STOCK TRANSFER DEPARTMENT, P.O. BOX 4625, ATLANTA, GEORGIA 30302 BY 9:00 A.M. ON MAY 18, 2001. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.


                                             By Order of the Board of Directors,



                                             Richard H. Roberts
                                             Secretary
Greeneville, Tennessee
April 23, 2001

                               LANDAIR CORPORATION
                                430 AIRPORT ROAD
                          GREENEVILLE, TENNESSEE 37745
                                 (423) 636-7000




                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS




This Proxy Statement is furnished to the shareholders of Landair Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Annual Meeting of Shareholders to be held on Monday, May 21, 2001, beginning at 9:00 a.m., local time, at the General Morgan Inn & Conference Center, 111 North Main Street, Greeneville, Tennessee and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This proxy material was first mailed to shareholders on or about April 23, 2001.

If the enclosed form of proxy is executed and returned, it will be voted in accordance with the instructions given, but may be revoked at any time insofar as it has not been exercised by notifying the Secretary of the Company in writing at the principal executive offices of the Company or by duly executing and delivering a proxy bearing a later date. Each proxy will be voted FOR Proposals 1, 2 and 3 if no contrary instruction is indicated in the proxy, and in the discretion of the proxies on any other matter which may properly come before the shareholders at the Annual Meeting.

There were 4,819,955 shares of the $0.01 par value common stock of the Company (the "Common Stock") issued and outstanding on March 15, 2001. A majority of such shares, present or represented by proxy, will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum on all matters. Abstentions and broker non-votes are not treated as votes for or against the Proposals presented to the shareholders. Because directors are elected by a plurality of the votes cast, abstentions are not considered in the election. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Shareholders are entitled to one vote for each share of Common Stock held of record at the close of business on March 15, 2001.

The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and also may be made by the Company's executive officers or employees personally. The Company does not anticipate paying any compensation to any other party for this solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

PROPOSAL 1 - ELECTION OF DIRECTORS

Seven directors will be elected at the meeting, each to hold office until the next Annual Meeting of Shareholders and until a successor has been duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE SEVEN NOMINEES NAMED BELOW. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS RECORD HOLDERS SPECIFY A CONTRARY CHOICE ON THEIR PROXIES. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board may propose. The Board has no reason to expect that the nominees will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration. Proxies cannot be voted for a greater number of persons than the number named.

The nominees for election shall be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors, but rather each shall have one vote for each director for each share of Common Stock held by such shareholder.

DIRECTOR NOMINEES

The following persons are the nominees for election to serve as directors. With the exception of Courtney Munson, all nominees are presently directors of the Company. There are no family relationships between any of the director nominees. Certain information relating to the nominees, which has been furnished to the Company by the individuals named, is set forth below.

JERRY T. ARMSTRONG                  Director since 1998
Dallas, Texas                       Age 62

Mr. Armstrong joined the Company's Board of Directors in August 1998. He is the Chairman and Chief Executive Officer of Wind Associates, Inc., a private investment and management company, a position he has held since June 1997. From June 1988 to June 1997, Mr. Armstrong was Chairman, President and Chief Executive Officer of Merchants, Inc., and from February 1984 until June 1988, he was President and Chief Executive Officer of The Wedge Group, Inc., both parent corporations of diversified transportation companies. He also served on the Board of Directors of Landstar System, Inc. from March 1991 until May 1994. Over a forty year career, Mr. Armstrong held chief executive positions with and served on the boards of ANR Freight Systems, Inc., Garrett Freight Lines, Inc., Riss International, Inc., and Johnson Motor Lines, Inc., all transportation-related companies.

DR. C. JOHN LANGLEY, JR.            Director since 1998
Knoxville, Tennessee                Age 55

Dr. Langley joined the Board of Directors of the Company in August 1998. He is the John H. Dove Distinguished Professor of Logistics and Transportation at the University of Tennessee, Knoxville. He has served as a professor at the University of Tennessee since September 1973. From October 1984 until October 1992, he was a member of the Executive Committee of the Council of Logistics Management, served as President of the Council from October 1990 to October 1991, and was the 1993 recipient of the Council's Distinguished Service Award. In addition to providing consulting and advisory services to several leading corporations, he is a popular speaker at professional conferences, and participates as a faculty member at executive logistics programs offered at a number of leading universities.

ANDREW J. MANTEY                    Director since 2000
Greeneville, Tennessee              Age 38

Mr. Mantey has served as Chief Financial Officer, Senior Vice President and Treasurer and as a director of the Company since June 2000. Prior to joining the Company, Mr. Mantey was the Chief Financial Officer of May Trucking Company from June 1994 to June 2000. From April 1990 to June 1994, Mr. Mantey was Controller of Freymiller Trucking, Inc. Mr. Mantey was employed with Ernst & Young LLP from July 1985 to April 1990. Mr. Mantey is a Certified Public Accountant.

COURTNEY J. MUNSON                  Director Nominee
Monmouth, Illinois                  Age 60

Mr. Munson serves as Chief Executive Officer of C.J. Munson Enterprises, Inc., a specialized service company he founded in January 1995. From March 1994 until February 1996, he was a director of Heartland Express, Inc., following a March 1994 merger with Munson Transportation, Inc., a truckload carrier, and two related entities (collectively "Munson Transportation"). Munson Transportation was in business from June 1961 and served customers primarily in Midwest, Northeast and Western states.

SCOTT M. NISWONGER                  Director since 1998
Greeneville, Tennessee              Age 53

Mr. Niswonger serves as Chairman of the Board and Chief Executive Officer of the Company. Mr. Niswonger has served as a director of Forward Air Corporation since 1981 and is its current Chairman and Chief Executive Officer. Mr. Niswonger also serves on the Regional Advisory Board of First Tennessee Bank National Association.

RICHARD H. ROBERTS                  Director since 1998
Greeneville, Tennessee              Age 46

Mr. Roberts serves as Senior Vice President, General Counsel and Secretary and as a director of the Company. Mr. Roberts was a partner with the Baker, Worthington, Crossley & Stansberry law firm from January 1991 until July 1994. Mr. Roberts also serves as a director of Miller Industries, Inc. and as Senior Vice President, General Counsel, Secretary and a director of Forward Air Corporation.

JOHN A. TWEED                       Director since 2000
Greeneville, Tennessee              Age 35

John A. Tweed has served as President, Chief Operating Officer and director of the Company since December 2000. Since February 1996, he has also served as President of Warehouse Logistics LLC, a privately-held company jointly owned with Mr. Niswonger. Mr. Tweed was Vice President, Sales, of Landair Transport, Inc. ("Landair Transport") from April 1990 until February 1996. Mr. Tweed was Manager of Special Projects and Assistant to the President of Landair Transport from December 1985 until March 1990.

BOARD OF DIRECTORS AND COMMITTEES

During 2000, the Board held four meetings. The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. These committees do not have a formal meeting schedule, but are required to meet at least once each year. Current members of the Executive Committee are Scott M. Niswonger, John A. Tweed and Richard H. Roberts. The Executive Committee is authorized to act on behalf of and to carry out the functions of the Board to the extent permitted by law and the Bylaws of the Company.

Current members of the Audit Committee are three independent directors: Jerry T. Armstrong, Duane H. Cassidy and C. John Langley, Jr. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, considers comments made by the independent auditors with respect to the Company's internal control structure, and reviews internal accounting procedures and controls with the Company's financial and accounting staff. The Audit Committee is governed by a written charter approved by the Board. A copy of the Charter is included in Appendix A. The Audit Committee held two meetings during 2000.

Current members of the Compensation Committee are Jerry T. Armstrong, Duane H. Cassidy and Scott M. Niswonger. The Compensation Committee is responsible for determining the overall compensation levels of certain of the Company's executive officers and administering the Company's employee stock option plan and other employee benefit plans. The Compensation Committee held one meeting during 2000.

Current members of the Nominating Committee are John A. Tweed and Scott M. Niswonger. The Nominating Committee is responsible for establishing the criteria for and reviewing the qualifications of individuals for election as members of the Board. When a vacancy on the Board occurs or is anticipated, the Committee presents its recommendation of a replacement director to the Board. The Committee also makes recommendations as to exercise of the Board of Director's authority to determine the number of its members, within the limits provided by the Bylaws of the Company. Shareholders wishing to communicate with the Nominating Committee concerning potential director candidates may do so by corresponding with the Secretary of the Company and including the name and biographical data of the individual being suggested.
The Nominating Committee held one meeting during 2000.

All directors hold office at the pleasure of the shareholders. All of the incumbent directors attended at least 75% of the total number of meetings of the Board and committees on which they served during 2000.

COMPENSATION OF DIRECTORS

Employee directors of the Company do not receive additional compensation for serving as members of the Board of Directors or on any committee thereof. In lieu of an annual retainer, non-employee directors are paid a fee of $1,500 for each Board meeting and $1,500 for each committee meeting attended, together with reasonable traveling expenses. No additional fee is paid for committee meetings held on the same day as Board meetings.

Under the Landair Corporation Amended and Restated Non-Employee Director Stock Option Plan (the "Director Plan"), each eligible non-employee director is granted options to purchase 7,500 shares of Common Stock on the first business day after each Annual Meeting of Shareholders of the Company at an exercise price equal to the then applicable Fair Market Value (as defined in the Director
Plan) of the Common Stock on such date. On May 23, 2000, each non-employee director was granted 7,500 options at an exercise price of $4.47 per share. See Proposal 2, "Approval and Adoption of the First Amendment to the Landair Corporation Amended and Restated Non-Employee Director Stock Option Plan."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Until September 1998, Forward Air Corporation operated a deferred air freight business and the Company's national truckload carrier business. On September 23, 1998, Forward Air Corporation spun off the truckload carrier business through the distribution to its shareholders of all of the outstanding Common Stock of the Company. As a result of the spin-off, the Company became a separate publicly-held corporation. Scott M. Niswonger and Richard H. Roberts serve as directors and executive officers of Forward Air Corporation. In addition, Mr. Niswonger beneficially owned approximately 58% of the Company and 24% of Forward Air Corporation as of March 15, 2001. In connection with the spin-off, the Company and Forward Air Corporation entered into various agreements, including a Transition Services Agreement.

During 2000, the Company and Forward Air Corporation continued to provide various services to each other under the Transition Services Agreement. Forward Air Corporation charged the Company $1.5 million and the Company charged Forward Air Corporation $230,000 during 2000. Effective April 1, 2001, the only remaining services the Company will continue to provide to Forward Air Corporation are insurance and claims handling and Forward Air Corporation will continue to provide legal, general administrative and information technology services to the Company. The Company or Forward Air Corporation, as recipients of the services, may terminate any or all such services at any time on thirty days' irrevocable written notice, and the Company or Forward Air Corporation, as providers of the services, may terminate any of the services, other than information technology services, on three months' irrevocable notice. Information technology services to be provided to the Company by Forward Air Corporation terminate in September 2001.

During 2000, the Company and Forward Air Corporation routinely engaged in transactions where the Company hauled deferred air freight shipments for Forward Air Corporation which were in excess of Forward Air Corporation's scheduled capacity. The Company's operating revenue from these shipments was approximately $2.2 million during 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the "beneficial ownership," as that term is defined in the rules of the Securities and Exchange Commission (the "Commission") of the Common Stock of (i) each director and director nominee;
(ii) the Chief Executive Officer and the three other highest paid executive officers (the "Named Executive Officers"); (iii) all directors, director nominees and executive officers as a group; and (iv) each other person known to be a "beneficial owner" of more than five percent of any class of capital stock of the Company based on information available to the Company on March 15, 2001. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.


                                                                                                     Percentage of
                                                                          Aggregate Number           Common Shares
           Name and Address of Beneficial Owner(1)                          of Shares (2)           Outstanding(2)
------------------------------------------------------------       --------------------------       ---------------
Jerry T. Armstrong..........................................                  21,750(3)                      *
Gen. Duane H. Cassidy.......................................                  21,750(3)                      *
C. John Langley, Jr.........................................                  22,750(3)                      *
Andrew J. Mantey............................................                  21,200                         *
Courtney J. Munson..........................................                      --                        --
Scott M. Niswonger..........................................               2,773,220(4)                  57.54%
Richard H. Roberts..........................................                 341,852(5)                   7.09
John A. Tweed...............................................                 622,464                     12.91
Harry O. Crabtree...........................................                  35,933(6)                      *
Jeffrey S. Kleiber..........................................                  68,585(7)                   1.42
Jeffrey W. Maddison.........................................                 105,102(8)                   2.18
All directors and executive officers as a group (11 persons)               4,034,606(9)                  83.71

*        Less than one percent.
(1) The business address of each listed executive officer and director is c/o Landair Corporation, 430 Airport Road, Greeneville, Tennessee 37745.
(2) For the purpose of determining "beneficial ownership," the rules of the Commission require that every person who has or shares the power to vote or dispose of shares of stock be reported as a "beneficial owner" of all shares as to which such power exists. As a consequence, many persons may be deemed to be the "beneficial owners" of the same securities. The Commission rules also require that certain shares of stock that a beneficial owner has the right to acquire within 60 days of the date set forth above pursuant to the exercise of stock options are deemed to be outstanding for the purpose of calculating the percentage of ownership of such owner, but are not deemed outstanding for the purpose of calculating the percentage of ownership of any other person.
(3) Includes 18,750 shares which are issuable pursuant to options which are exercisable within 60 days of the date set forth above.
(4) Includes 300 shares held by Mr. Niswonger as custodian for his grandson and 300 shares which are held by Mr. Niswonger's spouse as custodian for one of her children.
(5) Includes 12,500 shares which are issuable pursuant to options which are exercisable within 60 days of the date set forth above.
(6) Includes 10,000 shares which are issuable pursuant to options which are exercisable within 60 days of the date set forth above.
(7) Includes 41,123 shares which are issuable pursuant to options which are exercisable within 60 days of the date set forth above.
(8) Includes 61,885 shares which are issuable pursuant to options which are exercisable within 60 days of the date set forth above.
(9) Includes 181,758 shares which are issuable pursuant to options which are exercisable within 60 days of the date set forth above.

                   COMPENSATION OF EXECUTIVE OFFICERS IN 2000

                           SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation paid or to be paid by the Company to the Named Executive Officers for the years shown in all capacities in which they served.

                                                                                             Long-Term
                                                                                           Compensation
                                                                                               Awards
                                                                                           -------------
                                                         Annual Compensation                 Number of
                                                  -----------------------------------------  Securities     All Other
                                                                             Other Annual    Underlying   Compensation
Name and Principal Positions         Year         Salary          Bonus      Compensation     Options          (1)
----------------------------        ------      ----------      ---------    ------------   -----------   -------------

Scott M. Niswonger(2)                2000        $155,362        $    --        $    --            --        $ 4,500
  Chairman and                       1999         148,593             --             --            --          4,500
  Chief Executive Officer            1998         143,987         73,238             --            --          5,656

Harry O. Crabtree(3)                 2000        $102,500        $    --        $    --            --        $10,051
  Vice President, Safety             1999         102,260             --             --        10,000         10,006
  Landair Transport, Inc.            1998          83,212             --             --        12,500             --

Jeffrey S. Kleiber                   2000        $101,000        $    --        $    --            --        $10,100
  Vice President, Risk               1999          89,241             --             --        10,000         10,182
  Management                         1998          85,637         18,800             --        10,000         10,184
  Landair Transport, Inc.

Jeffrey W. Maddison                  2000        $100,000        $    --        $    --            --        $10,090
  Vice President, Maintenance        1999          98,221             --             --        10,000         10,293
  and Purchasing                     1998          95,109         20,790             --        10,000         10,279
  Landair Transport, Inc.


(1) Includes car allowance and employer matching portion of 401(k) contributions.
(2) Effective January 1, 1998, Mr. Niswonger's annual compensation has been allocated equally to the Company and Forward Air Corporation pursuant to the terms of the Transition Services Agreement.
(3)      Mr. Crabtree joined the Company in February 1998.

        2000 OPTION GRANTS, AGGREGATED OPTION EXERCISES AND OPTION VALUES

No options were granted during the last fiscal year to the Named Executive Officers. The Company has not granted and does not have any Stock Appreciation Rights outstanding.

                    AGGREGATED OPTION EXERCISES IN LAST YEAR
                           AND YEAR-END OPTION VALUES

No outstanding options held by the Named Executive Officers were exercised during the last fiscal year. The following table sets forth the year-end value of unexercised options held by the Named Executive Officers.

                                               Number of
                                         Securities Underlying                        Value of Unexercised
                                        Unexercised Options Held                      In-The-Money Options
                                              at Year-End                               at Year-End(2)
                                ------------------------------------        --------------------------------------
Name(1)                           Exercisable         Unexercisable           Exercisable           Unexercisable
-------                         ---------------     ----------------        ---------------        ---------------
Harry O. Crabtree                    8,750               13,750                $     --               $     --
Jeffrey S. Kleiber                  31,568               15,805                  12,291                  6,146
Jeffrey W. Maddison                 52,330               15,805                  12,291                  6,146

(1) Mr. Niswonger has not been granted any options for the purchase of Common Stock.
(2) Represents the closing price for the Common Stock on December 29, 2000 of $3.75 less the exercise price for all outstanding exercisable and unexercisable options for which the exercise price is less than the December 29, 2000 closing price. Exercisable options have been held at least one year from the date of grant.


EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

The Company does not have an employment agreement with any of its executive officers. Awards granted under the Company's Amended and Restated Stock Option and Incentive Plan (the "Stock Plan") become immediately exercisable or otherwise nonforfeitable in full in the event of a Change in Control of the Company (as defined in the Stock Plan), notwithstanding specific terms of the awards providing otherwise. Furthermore, with respect to stock options granted under the Stock Plan, following a Change in Control, the Compensation Committee may, in its discretion, permit the cancellation of such options in exchange for a cash payment in an amount per share equal, generally, to the difference between the highest Fair Market Value per share of Common Stock during the 60 day period preceding the Change in Control and the exercise price. A Change in Control is defined in the Stock Plan to include, among other things, (i) the acquisition of securities representing a majority of the combined voting power of all classes of capital stock by any person (other than the Company and other related entities); (ii) the approval by the shareholders of a merger or consolidation of the Company into or with another entity (with certain exceptions), the sale or other disposition of all or substantially all of the Company's assets, or the adoption of a plan of liquidation; or (iii) a change in the composition of the Board of Directors in any two-year period such that individuals who were Board members at the beginning of such period cease to constitute a majority thereof (with certain exceptions).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2000, the Committee was comprised of two non-employee directors, Jerry T. Armstrong and Duane H. Cassidy, and Scott M. Niswonger. Mr. Niswonger also served on the Compensation Committee of Forward Air Corporation. Richard H. Roberts is an executive officer and director of Forward Air Corporation. Mr. Niswonger and John A. Tweed share an association as members of Warehouse Logistics LLC. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's general compensation policies on executive officer compensation are administered by the Committee; however, the Committee submits its determinations to the full Board for its comments and concurrence. A majority of members of the Committee were non-employee directors in 2000. It is the responsibility of the Committee to determine whether the executive compensation policies are reasonable and appropriate to meet their stated objectives and effectively serve the best interests of the Company and its shareholders.

The three components of executive officer compensation are base salary, annual bonus incentive awards and stock option grants, except for the Chief Executive Officer whose compensation includes only base salary and annual bonus incentive awards. In addition to the Committee's determinations on base salary and bonus incentive awards, the Committee acting solely through its non-employee directors administers the Company's Employee Stock Purchase Plan and Stock Plan and determines the options to be granted to executive officers.

The Company believes that its executive compensation policy should be reviewed annually and should be reviewed in light of the Company's financial performance, its annual budget, its position within its industry sector and the compensation policies of similar companies in its business sector. The Committee believes that in addition to corporate performance, it is appropriate to consider, in setting and reviewing executive compensation, the level of experience and the responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors are taken into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Committee.

The Company has an employee cash incentive plan (the "Cash Incentive Plan"), which provides for annual cash incentive payments to employees based on the Company's results of operations. The goals of the Cash Incentive Plan are established based on operating plans for the year, and amounts payable under the Cash Incentive Plan are determined based on the results of the Company's operations. The amount of the cash incentives paid under the Cash Incentive Plan is determined annually by the Board.

In order to be able to increase the equity incentives available to executive officers and other key employees, and to continue to be able to offer new options, the number of authorized shares issuable under the Stock Plan is 1,000,000 shares of Common Stock. In 1998, 165,000 stock options were granted and, upon consummation of the September 1998 spin-off, unexercisable options held by former Forward Air Corporation employees were converted into 169,000 options to purchase Common Stock under the Stock Plan based on a formula designed to preserve the fair market value of the options on the spin-off date. The Company's Employee Stock Purchase Plan was approved by the shareholders at the 1999 Annual Meeting. All executive officers are entitled to participate in the Employee Stock Purchase Plan unless they own five percent or more of the total Common Stock.

The Committee's philosophy with respect to the compensation of the Company's Chief Executive Officer is essentially the same as its philosophy with respect to other executive officers. Because the Chief Executive Officer owns approximately 58% of the Common Stock, however, his personal net worth is more closely related to the performance of the Common Stock than other executive officers. The Committee has not awarded stock options to the Chief Executive Officer.

Section 162(m) of the Internal Revenue Code of 1986, as amended and any successor thereto, was enacted as part of the 1993 Omnibus Budget Reconciliation Act and generally disallows a corporate deduction for compensation over $1,000,000 paid to the Company's Chief Executive Officer or any other of the four most highly compensated officers. The Committee continues to analyze the potential impact of this limitation. Under the regulations and the transition rules, executive compensation pursuant to the Stock Plan is expected to qualify as "performance based" compensation and therefore be excluded from the $1,000,000 limit. Other forms of compensation provided by the Company, however, are not excluded from the limit. The Committee currently anticipates that substantially all compensation to be paid in future years will be deductible under Section 162(m) because of the spread between present levels of executive officer compensation and the limit under the regulation. In any event, the Committee believes that performance based compensation is desirable and can be structured in a manner to qualify as performance based compensation under
Section 162(m).

                                           Jerry T. Armstrong
                                           Duane H. Cassidy
                                           Scott M. Niswonger

STOCK PERFORMANCE GRAPH

The following graph compares the percentage change in the Company's cumulative shareholder return on its Common Stock with the Nasdaq Trucking and Transportation Stocks Index and The Nasdaq Stock Market Index commencing September 24, 1998 (the first trading day following the spin-off) and ending December 31, 2000. The graph assumes a base investment of $100 made on September 24, 1998 and the respective returns assume reinvestment of dividends paid. The comparisons in this graph are required by the Commission and, therefore, are not intended to forecast or be necessarily indicative of any future return on the Common Stock.


                                                                               Nasdaq Trucking and
                                                                              Transportation Stocks        Nasdaq Stock Market
                                                   Landair Corporation                Index                       Index
                                                   -------------------        ---------------------        -------------------
9/24/1998 .......................................        $100                          100                        100
12/31/1998 ......................................        $125                          112                        128
12/31/1999 ......................................        $ 83                          109                        238
12/31/2000 ......................................        $ 63                           99                        143

PROPOSAL 2 - APPROVAL AND ADOPTION OF THE FIRST AMENDMENT TO THE LANDAIR CORPORATION AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

The purposes of the Amended and Restated Non-Employer Director Stock Option Plan (the "Director Plan") are to attract and retain well-qualified persons for service as directors of the Company and to provide directors with an opportunity to increase their ownership interest in the Company and thereby increase their personal interest in the Company's success through the grant of options to purchase shares of Common Stock. The Director Plan received shareholder approval at the 1999 Annual Meeting and provides for granting up to 100,000 options to purchase shares of the Common Stock. On May 22, 2000, the Board adopted a First Amendment (the "Amendment") to the Director Plan, subject to shareholder approval, to increase the maximum number of options which may be granted to a total of 250,000 shares of Common Stock. As of March 15, 2001, 90,000 options have been granted under the Director Plan.

In the following pages we have summarized the principal features of the Director Plan, as amended. For a copy of the Director Plan and Amendment, please write to the Secretary at the address on the cover of this Proxy Statement. The Director Plan can also be accessed as an exhibit to the Form 10-Q for the period ended March 31, 1999. The Amendment can be accessed on the Commission's website at www.sec.gov as an exhibit to the Form 10-Q for the period ended June 30, 2000.

A majority of the votes of all shares present, represented and entitled to vote is necessary for approval of this proposal. Unless contrary instructions are received, shares of Common Stock represented by duly executed proxies will be voted in favor of the approval and adoption of the Amendment. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

SUMMARY OF MATERIAL PROVISIONS OF THE DIRECTOR PLAN

Pursuant to the Director Plan, each member of the Board of Directors of the Company who was neither a full-time employee of the Company, nor an officer of the Company (a "non-employee director") was automatically granted an option to purchase 15,000 shares of Common Stock on October 5, 1998. Thereafter, each eligible non-employee director is automatically granted an option to purchase 7,500 shares of Common Stock on the first business day after each Annual Meeting of Shareholders of the Company. The exercise price for each such option is the Fair Market Value of the Common Stock (as defined in the Director Plan) on the date of grant.

Options granted become exercisable in two equal installments on the first and second anniversaries of the date of grant. If a participant's service with the Company terminates for any reason other than death or disability, all options granted to the participant which are not then exercisable shall be canceled, and the remaining options will continue to be exercisable for a period of 90 days following termination of service (subject to expiration as described below). If a participant's service with the Company terminates due to the participant's death or disability, the options theretofore granted to such participant will become fully vested and exercisable and may be exercised at any time (subject only to expiration as described below). All options will expire on the tenth anniversary of the date of grant if not exercised or canceled prior to such date.

No options may be transferred by the optionee except by will or by the laws of descent and distribution. Options are exercisable during the optionee's lifetime only by the optionee.

In the event of a Change in Control (as defined below), all options awarded under the Director Plan not previously exercisable and vested will become fully exercisable and vested. The value of all options will be cashed out on the basis of the highest Fair Market Value per share of Common Stock during the 60 day period preceding the date of such Change in Control, except that in the case of any options held by persons who are subject to Section 16(b) of the Exchange Act, options will only be cashed out to the extent that options have been held for at least six months and the Change in Control is outside the control of the grantee for purposes of Rule 16b-3(e)(3) under the Exchange Act. A Change in Control of the Company shall occur (i) if a "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (with certain exceptions such as the Company and Scott M. Niswonger) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of more than a majority of the combined voting power of the Company; (ii) if the shareholders approve a definitive agreement to merge or consolidate the Company with or into another company or to engage in certain other similar transactions; and (iii) if over a two-year period a majority of Board of Directors at the end of the period were not also members of the Board of Directors at the beginning of the period (unless the election of new directors were approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period).

The Board of Directors of the Company may at any time amend, rescind or terminate the Director Plan, except to the extent provided below. Without the approval of the shareholders of the Company, the Director Plan may not be amended to (i) materially increase the number of shares reserved under the Director Plan (except pursuant to certain changes in the capital structure of the Company) or materially increase the benefits accruing to participants under the Director Plan; (ii) materially change the requirements for eligibility under the Director Plan; or (iii) materially modify the method of determining the number of options to be granted under the Director Plan (except pursuant to certain changes in the capital structure of the Company). The Director Plan may not be amended more than once every six months, except as required for compliance with the Internal Revenue Code of 1986, as amended and any successor thereto (the "Code") or the rules thereunder. No change to any option previously granted under the Director Plan may be made without the optionee's consent.

The Director Plan reserves 250,000 shares of Common Stock for issuance. The number of shares authorized for issuance under the Director Plan will be appropriately adjusted in the event of certain changes in the capital structure of the Company.

                     OPTIONS GRANTED UNDER THE DIRECTOR PLAN

Because awards under the Director Plan are at the discretion of the Compensation Committee, the benefits that will be awarded thereunder are not currently determinable. Only non-employee directors of the Company are eligible to participate in the Director Plan. The following table shows as to each of the non-employee directors who have been granted options under the Director Plan, the aggregate number of shares of Common Stock subject to options granted under the Director Plan and the exercise price per share. As of March 15, 2000, the market value of a share of Common Stock based on the closing price of the Common Stock on The Nasdaq Stock Market was $4.05.

                                                                                  Exercise Price
Name of Non-Employee Director                                Date of Grant           Per Share            Options
-----------------------------                                 -------------        ---------------        ---------

Jerry T. Armstrong.....................................         10/05/98               $ 4.25             15,000
                                                                05/19/99                 4.88              7,500
                                                                05/23/00                 4.47              7,500

Gen. Duane H. Cassidy..................................         10/05/98               $ 4.25             15,000
                                                                05/19/99                 4.88              7,500
                                                                05/23/00                 4.47              7,500

C. John Langley, Jr. ..................................         10/05/98               $ 4.25             15,000
                                                                05/19/99                 4.88              7,500
                                                                05/23/00                 4.47              7,500


CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

Options granted under the Director Plan are nonqualified stock options under the Code. No income will be recognized for federal income tax purposes by the participant at the time the option is granted, but participants will generally recognize ordinary income at the time of exercise of an option in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. The Company will be entitled to a tax deduction in the amount recognized as income by the participant on exercise. Upon disposition of the shares, any appreciation or depreciation after the date of exercise is treated as short-term or long-term capital gain or loss, depending on the length of time the participant has held the shares.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during 2000.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                           Jerry T. Armstrong
                                           Duane H. Cassidy
                                           C. John Langley, Jr.


PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board, acting upon the recommendation of the Audit Committee, has appointed the independent public accounting firm of Ernst & Young LLP to serve as the Company's independent auditors for 2001. As in the past, the Board has determined that it would be desirable to request ratification of its appointment by the shareholders of the Company. If the shareholders do not ratify the appointment of Ernst & Young LLP, the appointment of independent public accountants will be reconsidered by the Board. A representative of Ernst & Young LLP is not expected to be present at the Annual Meeting, and thus, is not expected to make a statement or be available to respond to appropriate questions.

This Proposal will be approved if the votes cast in favor of the Proposal exceed the votes cast against it. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of Ernst & Young LLP. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR 2001.

AUDIT FEES

Ernst & Young LLP has billed the Company $139,760, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2000. Additional audit-related fees billed for the period were $95,120.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

Ernst & Young LLP has billed the Company $60,210, in the aggregate, for services rendered by Ernst & Young LLP for all services (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended December 31, 2000.

OTHER MATTERS

The Board of Directors knows of no other matters that may come before the meeting; however, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than ten percent of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Commission, The Nasdaq Stock Market and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers and directors, the Company believes that during 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and shareholders were timely satisfied.

DEADLINE FOR SUBMISSION TO SHAREHOLDERS OF PROPOSALS TO BE PRESENTED AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS

Any proposal intended to be presented for action at the 2002 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than December 1, 2001 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 2002 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by the Commission at the time in effect.

For other shareholder proposals to be timely (but not considered for inclusion in the Proxy Statement for the 2002 Annual Meeting of Shareholders), a shareholder's notice must be received by the Secretary of the Company not later than February 28, 2002 and the proposal and the shareholder must comply with Regulation 14A under the Exchange Act. In the event that a shareholder proposal intended to be presented for action at the next Annual Meeting is not received prior to February 28, 2002, proxies solicited by the Board of Directors in connection with the Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the Proxy Statement for the Annual Meeting.

MISCELLANEOUS

It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of Common Stock owned, to date, sign and return the enclosed proxy promptly.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 IS INCLUDED WITHIN THE ANNUAL REPORT PROVIDED WITH THIS PROXY STATEMENT. SUCH ANNUAL REPORT DOES NOT CONSTITUTE A PART OF THE PROXY SOLICITATION MATERIAL. COPIES OF EXHIBITS FILED WITH THE FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST. REQUESTS SHOULD BE MADE IN WRITING TO RICHARD H. ROBERTS, SECRETARY, LANDAIR CORPORATION, P.O. BOX 1058, GREENEVILLE, TENNESSEE 37744-1058.


                                         By Order of the Board of Directors

                                         Richard H. Roberts
                                         Secretary

Greeneville, Tennessee
April 23, 2001

                                   Appendix A


                               LANDAIR CORPORATION

                             AUDIT COMMITTEE CHARTER


                                  ORGANIZATION


         This charter governs the operations of the audit committee. The committee shall review and reassess this charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at lease three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate (including having the ability to read and understand financial statements), and at least one member shall have accounting or related financial management expertise or other background that results in that member's financial sophistication.

                               STATEMENT OF POLICY

         The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board.

         In so doing, it is the responsibility of the committee to maintain free and open communication among the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose. The audit committee will work closely with management and independent auditors to promote accurate, high-quality, and timely disclosure of financial and other information to the board, the public markets, and shareholders.

                         RESPONSIBILITIES AND PROCESSES

         The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board. The committee recognizes that management is responsible for preparing the Company's financial statements, and that the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

         The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

- The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for approval of the Company's shareholders in its proxy statement). The committee shall discuss with the auditors their objectivity and independence from management and the Company and matters included in the formal written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval. The committee will ensure the independence of the outside auditors.

- The committee shall discuss with the independent auditors and with Company financial management personnel the overall scope and plans for audits including the scope of the proposed audit for the current year, audit procedures to be utilized, and the adequacy of audit staffing and compensation. At the conclusion thereof, the committee shall review such audit, including any comments or recommendations of the independent auditors. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

- The committee shall review with the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Further, the Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

- The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

- The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders, if distributed prior to the filing of Form 10-K), including their judgment about the quality, not merely the acceptability, of accounting principles relied upon therein, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                     PROXY
                              LANDAIR CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF LANDAIR CORPORATION

   The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Scott M. Niswonger, John A. Tweed and Richard H. Roberts and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of Landair Corporation owned of record by the undersigned on all matters which may come before the 2001 Annual Meeting of Shareholders to be held at the General Morgan Inn & Conference Center, 111 North Main Street, Greeneville, Tennessee, on May 21, 2001, at 9:00 a.m., local time, and any adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the meeting, and are further authorized to vote on other matters which may properly come before the 2001 Annual Meeting and any adjournments thereof.

1. Election of Directors

    [ ] FOR all the nominees listed below (except as marked to    [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for all
        the contrary below)                                           nominees listed below


   Jerry T. Armstrong; C. John Langley, Jr.; Andrew J. Mantey; Courtney J. Munson; Scott M. Niswonger; Richard H. Roberts; and John A. Tweed

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Approval and adoption of the First Amendment to the Amended and Restated Non-Employee Director Stock Option Plan

        [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. Ratification of the appointment of Ernst & Young LLP as independent auditors

        [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                               (see reverse side)

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3.

                                                  Do you plan to attend the
                                                  Annual Meeting?

                                                  [ ] Yes   [ ] No

                                                  PLEASE SIGN AND DATE BELOW AND
                                                  RETURN PROMPTLY.

                                                  Please sign exactly as name
                                                  appears hereon. Joint Owners
                                                  should each sign. When signing
                                                  as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such.

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s)              Date